Exhibit 99.1

   Gladstone Commercial Corporation Announces Financial Results for the Third Quarter Ended September 30, 2004: Net Income of $0.09 Per Weighted Average
  Common Share and Funds From Operations of $0.13 Per Diluted Weighted Average
                                  Common Share

    MCLEAN, Va., Nov. 3 /PRNewswire-FirstCall/ -- Gladstone Commercial Corp. (Nasdaq: GOOD) (the "Company") reported today financial results for the third quarter ended September 30, 2004. Net income for the three months ended September 30, 2004 was $685,038, or $0.09 per basic and diluted weighted average common share, compared to a net loss for the three months ended September 30, 2003 of $104,208, or $0.03 per basic and diluted weighted average common share.

    For the nine months ended September 30, 2004, net income was $624,009, or $0.08 per basic and diluted weighted average common share, compared to a net loss for the period from February 14, 2003 (inception) through September 30, 2003 of $114,862, or $0.08 per basic and diluted weighted average common share. Total assets were $105,113,407 as of September 30, 2004 as compared to $105,061,370 as of December 31, 2003.

    "In the third quarter we added four additional properties to our portfolio, for an aggregate purchase price of approximately $23.3 million. At September 30, 2004, we had approximately $62.5 million invested from our initial public offering in eight real properties and one mortgage loan. Subsequent to September 30, 2004, we acquired four properties for an aggregate cost of $12.8 million. The third quarter showed positive growth and results for us. We look forward to closing out our first full fiscal year ending December 31, 2004 with a strong portfolio, good backlog and a consistent dividend," said a spokesperson for the Company.

    The National Association of Real Estate Investment Trusts (NAREIT) developed Funds from Operations, ("FFO"), as a relative non-GAAP (Generally Accepted Accounting Principles) financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

    For the three months ended September 30, 2004, FFO was $998,070, or $0.13 per diluted weighted average common share. For the nine months ended September 30, 2004, FFO was $1,143,142, or $0.15 per diluted weighted average common share.


    A reconciliation of net income to FFO is set forth below:


                                      Three months ended   Nine months ended
                                      September 30, 2004   September 30, 2004

    Net income                          $   685,038          $   624,009

    Real estate depreciation and
     amortization                           313,032              519,133

    Funds from operations                   998,070            1,143,142

    Weighted average shares
     outstanding - diluted                7,697,079            7,703,504

    Diluted net income per
     weighted average common
     share                              $      0.09          $      0.08
    Diluted funds from
     operations per weighted
     average common share               $      0.13          $      0.15



    To learn more about our FFO please refer to the Quarterly Report on the Form 10-Q for the quarter ended September 30, 2004 filed with the Securities and Exchange Commission ("SEC") today.

    The financial statements below are without footnotes so readers should obtain and carefully review our Form 10-Q for the period ended September 30, 2004, including the footnotes to the financial statements contained therein. We have filed the Form 10-Q today with the SEC and the Form 10-Q can be retrieved at the SEC website at http://www.SEC.gov or the website for Gladstone Commercial at http://www.GladstoneCommercial.com.

    Gladstone Commercial will have a conference call at 10:30 am EST, November 4, 2004. To enter the call please dial 866-219-5268 and use the confirmation code 589810. An operator will monitor the call and set a queue for questions. To hear the replay of the call please dial 888-266-2081 and use the confirmation code 589810. The replay will be available until December 4, 2004.


    For further information contact our Chief Financial Officer, Harry Brill, or Skye Breeden, Director of Shareholder Relations at 703-286-7000.


    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "believes," "intend," "expects," "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Annual Report on Form 10-K for the year ended, December 31, 2003, as filed with the Securities and Exchange Commission on March 10, 2004. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




                       Gladstone Commercial Corporation
                          Consolidated Balance Sheet
                                 (Unaudited)

                                                September 30,     December 31,
                                                    2004              2003
    ASSETS
    Real estate, net                          $   48,784,959    $    5,436,153
    Mortgage note receivable                      11,131,050                 -
    Cash and cash equivalents                     41,349,714        99,075,765
    Funds held in escrow                             983,501                 -
    Interest receivable - mortgage note               61,840                 -
    Interest receivable - officers                     1,250                 -
    Deferred rent receivable                         100,110                 -
    Prepaid expenses                                 228,725           191,432
    Other assets                                     225,319                 -
    Lease intangibles, net of accumulated
     amortization of $98,755 and $1,208,
     respectively                                  2,246,939           358,020

    TOTAL ASSETS                              $  105,113,407    $  105,061,370

    LIABILITIES AND STOCKHOLDERS' EQUITY

    LIABILITIES
    Due to Adviser                            $      109,639    $      234,295
    Accounts payable and accrued expenses             11,898                 -
    Dividends payable                                920,040            76,420
    Rent received in advance, security
     deposits and funds held in escrow             1,459,016                 -

    Total Liabilities                         $    2,500,593    $      310,715

    STOCKHOLDERS' EQUITY
    Common stock, $0.001 par value,
     20,000,000 shares authorized and
     7,667,000 and 7,642,000 shares
     issued and outstanding, respectively     $        7,667    $        7,642
    Additional paid in capital                   105,427,549       105,060,304
    Notes receivable - employees                   (375,000)                 -
    Distributions in excess of
     accumulated earnings                        (2,447,402)         (317,291)

    Total Stockholders' Equity                $  102,612,814    $  104,750,655

    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                     $  105,113,407    $  105,061,370



                       Gladstone Commercial Corporation
                    Consolidated Statements of Operations
                                 (Unaudited)

                                    For the three months  For the three months
                                     ended September 30,   ended September 30,
                                            2004                   2003

    OPERATING REVENUES
      Rental income                     $   1,066,076         $            -
      Interest income from mortgage
       note receivable                        284,659                      -

         Total operating revenues           1,350,735                      -

    OPERATING EXPENSES
      Management advisory fee                 333,825                124,096
      Depreciation and amortization           313,032                      -
      General and administrative              173,806                 71,644
         Total operating expenses             820,663                195,740

    Net income (loss) from operations         530,072              (195,740)

    Interest income from temporary
     investments                              153,716                 91,532
    Interest income - employee loans            1,250                      -

    NET INCOME (LOSS)                   $     685,038         $    (104,208)

    Earnings (loss) per weighted
     average common share
      Basic                             $        0.09         $       (0.03)
      Diluted                           $        0.09         $       (0.03)

    Weighted average shares
     outstanding
      Basic                                 7,648,250              3,547,297
      Diluted                               7,697,079              3,547,297



                                                             For the period
                                         For the nine       February 14, 2003
                                         months ended      (inception) through
                                      September 30, 2004   September 30, 2004

    OPERATING REVENUES
      Rental income                      $  1,667,538          $           -
      Interest income from mortgage
       note receivable                        697,059                      -
         Total operating revenues           2,364,597                      -

    OPERATING EXPENSES
      Management advisory fee                 843,360                124,096
      Depreciation and amortization           519,133                      -
      General and administrative              868,046                 82,298
         Total operating expenses           2,230,539                206,394

    Net income (loss) from operations         134,058              (206,394)

    Interest income from temporary
     investments                              488,701                 91,532
    Interest income - employee loans            1,250                      -

    NET INCOME(LOSS)                          624,009              (114,862)

    Earnings (loss) per weighted average
     common share
      Basic                              $       0.08          $      (0.08)
      Diluted                            $       0.08          $      (0.08)

    Weighted average shares outstanding
      Basic                                 7,644,099              1,448,482
      Diluted                               7,703,504              1,448,482




                       Gladstone Commercial Corporation
                     Consolidated Statement of Cash Flows
                                 (Unaudited)

                                                             For the period
                                         For the nine       February 14, 2003
                                         months ended      (inception) through
                                      September 30, 2004   September 30, 2004

    Cash flows from operating
     activities:

      Net income (loss)                 $      624,009       $     (114,862)
    Adjustments to reconcile net
     income (loss) to net cash
     provided by (used in) operating
     activities:


      Depreciation and amortization            519,133                    -
    Changes in assets and liabilities:

      Increase in mortgage interest
       receivable                             (61,840)                    -

      Increase in employee interest
       receivable                              (1,250)                    -


      Increase in prepaid expenses            (37,293)            (267,058)

      Increase in other assets                (25,319)                    -

      Increase in deferred rent
       receivable                            (100,110)                    -


      Increase in accounts payable
       and accrued expenses                     11,898                    -

      (Decrease) increase in due
       to Adviser                            (124,656)               41,203

      Increase in rent received in
       advance and security deposits           475,515                    -

         Net cash provided by (used in)
          operating activities               1,280,087            (340,717)

    Cash flows from investing
     activities:

      Acquisition of real estate          (45,756,858)                    -

      Mortgage note receivable            (11,170,000)                    -

      Deposit on future acquisition          (200,000)                    -

      Principal repayments on mortgage
       note receivable                          38,950                    -


         Net cash used in investing
          activities                      (57,087,908)                    -

    Cash flows from financing
     activities:
      Proceeds from share issuance                   -          105,233,148

      Offering costs                           (7,730)                    -

      Dividends paid                       (1,910,500)                    -
        Net cash (used in) provided
         by financing activities           (1,918,230)          105,233,148


    Net (decrease) increase in cash
     and cash equivalents                 (57,726,051)          104,892,431

    Cash and cash equivalents,
     beginning of period                    99,075,765                    -

    Cash and cash equivalents, end
     of period                          $   41,349,714       $  104,892,431

    Non-cash financing activities:

    Notes receivable issued in
     exchange for common stock
     associated with the exercise
     of employee stock options          $      375,000       $            -




SOURCE  Gladstone Commercial Corporation
    -0-                             11/03/2004
    /CONTACT: Harry Brill, Chief Financial Officer, or Skye Breeden, Director of Shareholder Relations, of Gladstone Commercial Corporation,
+1-703-286-7000/
    /Web site:  http://www.gladstonecommercial.com /
    (GOOD)

CO:  Gladstone Commercial Corporation
ST:  Virginia
IN:  FIN RLT
SU:  CCA ERN